UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2010

Safeguard Scientifics, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	1-5620	23-1609753
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On October 22, 2010, Clarient, Inc. (“Clarient”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with General Electric Company, a New York corporation (“Parent”), and Crane Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub has agreed to commence a cash tender offer to acquire all of the issued and outstanding shares of Clarient’s common stock (the “Offer”) for a purchase price of $5 per share in cash (the “Offer Price”). Safeguard Scientifics, Inc., through its wholly owned subsidiary, Safeguard Delaware, Inc. (hereinafter collectively referred to as “Safeguard”), owns 30,158,127 issued and outstanding shares of Clarient common stock and also holds warrants to purchase an additional 729,167 shares at various prices. Such equity ownership constitutes approximately 26% of Clarient on a fully diluted basis.

The Merger Agreement provides that, following the consummation of the Offer, Merger Sub will merge with and into Clarient (the “Merger”), with Clarient surviving the Merger as a wholly owned indirect subsidiary of Parent. In the Merger, each outstanding share of Clarient’s common stock (other than treasury shares, shares held by Parent, Merger Sub or any of their wholly owned subsidiaries, or as to which dissenters’ rights have been properly exercised) will be converted into the right to receive the Offer Price. The consummation of the Merger is subject to certain closing conditions, including approval by Clarient’s stockholders, if required.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to Clarient’s Current Report on Form 8-K, filed on October 22, 2010 (the “Form 8-K”), and is incorporated herein by reference. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Clarient, Parent or Merger Sub in Clarient’s public reports filed with the Securities and Exchange Commission. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Clarient in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Clarient, Parent and Merger Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Clarient, Parent or Merger Sub.

Concurrently with the execution of the Merger Agreement, Safeguard entered into a Tender and Support Agreement with Parent and Merger Sub (the “Support Agreement”). Pursuant to, and subject to the terms of, the Support Agreement, Safeguard agreed with respect to all shares of common stock of Clarient beneficially owned by Safeguard (collectively, the “Shares”), among other things, (i) to tender the Shares, or cause the Shares to be irrevocably tendered, in the Offer, (ii) not to withdraw any of the Shares after such tender unless and until (a) the Offer shall have been terminated or shall have expired in accordance with the terms of the Merger Agreement or (b) the Support Agreement shall have been terminated in accordance with its terms, and (iii) to waive any rights of appraisal or rights to dissent from the Merger and not to assert any such rights of appraisal or dissent.

Pursuant to the Support Agreement, Safeguard also agreed not to (i) transfer (which term shall include any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to or permit any such transfer of, any or all of the Subject Shares or any interest therein (except where the transferee or third party agrees in writing to be bound by the terms thereof), or create or permit to exist any Lien (as defined) that would prevent Safeguard from tendering or voting the Subject Shares in accordance with the Support Agreement or from complying with its other obligations under the Support Agreement, other than any restrictions imposed by applicable law on any such Subject Shares, (ii) enter into any contracts inconsistent with the terms of the Support Agreement with respect to any transfer of Subject Shares or any interest therein, (iii) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares relating to the subject matter hereof, (iv) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares, or (v) take or permit any other action that would in any way restrict, limit or interfere with the performance of its obligations under the Support Agreement or the transactions contemplated thereby.

In addition, pursuant to the Support Agreement, to the extent that the Subject Shares are not purchased in the Offer, Safeguard has agreed to vote or provide a written consent in respect of (or cause the holder of record on any applicable record date to vote or provide a written consent in respect of) all of the Subject Shares in connection with any meeting of the stockholders of Clarient duly called and sought for such purpose, including any class of stockholders (and at every adjournment or postponement thereof), or any action by written consent in lieu of a meeting of stockholders of Clarient duly requested in respect of such purpose, including any class of stockholders, (i) in favor of the approval and adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement and the approval of any other matter that is required to be approved by the stockholders of Clarient in order to effect the transactions contemplated by the Merger Agreement and (ii) against (A) any agreement or arrangement constituting or related to any third party offer which constitutes an Acquisition Proposal, as defined in the Merger Agreement, (B) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of Clarient or any of its subsidiaries and (C) any other action, proposal or agreement that would (1) reasonably be expected to interfere with or delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement or (2) result in any of the conditions to the Offer not being fulfilled or satisfied, and in connection therewith, Safeguard shall execute any documents which are necessary or appropriate in order to effectuate the foregoing. In the event that any meeting of the stockholders of Clarient is held and any of the Subject Shares are not purchased in the Offer, Safeguard shall (or shall cause the holder of record on any applicable record date to) appear at such meeting or otherwise cause the outstanding Subject Shares to be counted as present thereat for purposes of establishing a quorum. In furtherance of the foregoing, Safeguard irrevocably granted to, and appointed, until the termination of the Support Agreement, Parent and any person or persons designated in writing by Parent, and each of them individually, as Safeguard’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Safeguard, to vote all of the outstanding Subject Shares, or grant a written consent in respect of the Subject Shares, or execute and deliver a proxy to vote or grant a written consent in respect of the outstanding Subject Shares, on the matters and in the manner specified in the Support Agreement.

The Support Agreement further provides that, in the event the Merger Agreement is terminated under circumstances in which a Termination Fee (as defined in the Merger Agreement) would be payable by Clarient to Parent pursuant to the terms of the Merger Agreement, Safeguard would be required to pay to Parent an amount equal to 25% of Safeguard’s Profit (as defined in the Support Agreement) from the transfer of the Shares pursuant to an Acquisition Proposal (as defined in the Merger Agreement) so long as the agreement with respect to such Acquisition Proposal is entered into or consummated within six months of the termination of the Merger Agreement.  Any such required payment would be promptly paid to Parent upon receipt by Safeguard of the proceeds from such transfer of the Shares.

The Support Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the effective date of the Merger, or (iii) any reduction of the Offer Price or the Merger Consideration; provided, however, Safeguard's obligation to pay to Parent an amount equal to 25% of Safeguard's Profit from the transfer of the Shares pursuant to an Acquisition Proposal shall survive the termination of the Support Agreement.

The foregoing description of the Support Agreement is qualified in its entirety by reference to the Support Agreement, which is attached as Exhibit 10.1 to Clarient’s Form 8-K, and is incorporated herein by reference.

Of even date herewith, Safeguard issued a press release concerning the Merger Agreement and related matters. A copy of Safeguard’s press release is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger among General Electric Company, Crane Merger Sub, Inc. and Clarient, Inc., dated as of October 22, 2010 (incorporated by reference to Exhibit 2.1 to Clarient, Inc.’s Current Report on Form 8-K, filed October 22, 2010).
10.1	Tender and Support Agreement, dated as of October 22, 2010, by and among General Electric Company, Crane Merger Sub, Inc. and Safeguard Delaware, Inc. (incorporated by reference to Exhibit 10.1 to Clarient, Inc.’s Current Report on Form 8-K, filed October 22, 2010).
99.1	Press Release dated October 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: October 22, 2010	By:	BRIAN J. SISKO

Brian J. Sisko
Senior Vice President and General Counsel

Exhibit Index

2.1	Agreement and Plan of Merger among General Electric Company, Crane Merger Sub, Inc. and Clarient, Inc., dated as of October 22, 2010 (incorporated by reference to Exhibit 2.1 to Clarient, Inc.’s Current Report on Form 8-K, filed October 22, 2010).
10.1	Tender and Support Agreement, dated as of October 22, 2010, by and among General Electric Company, Crane Merger Sub, Inc. and Safeguard Delaware, Inc. (incorporated by reference to Exhibit 10.1 to Clarient, Inc.’s Current Report on Form 8-K, filed October 22, 2010).
99.1	Press Release dated October 22, 2010